                                 LEASE AGREEMENT



                                 By and Between

                                FLEET BANK, N.A.

                                    Landlord


                                       and

                         PREMIER RESEARCH WORLDWIDE LTD.

                                    as Tenant




                            Dated as of: May 14, 1999




                      Property location: 1125 Route 22 West
                                         Bridgewater, NJ



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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Article 1               - Premises                                          1

Article 2               - Term, Option                                      1

Article 3               - Rent; Additional Rent; Security Deposit           1

Article 4               - Possession; Quiet Enjoyment                       4

Article 5               - Use of Premises                                   4

Article 6               - Taxes                                             4

Article 7               - Insurance                                         4

Article 8               - Indemnification                                   5

Article 9               - Utilities and Services: Parking                   5

Article 10              - Repairs and Maintenance                           6

Article 11              - Alterations                                       6

Article 12              - Trade Fixtures                                    6

Article 13              - Mechanic's Liens                                  7

Article 14              - Damage and Destruction                            7

Article 15              - Condemnation                                      8

Article 16              - Environmental Provisions                          8

Article 17              - Signs and Advertisements                          9

Article 18              - Entry by Landlord                                 9

Article 19              - Assignment and Subletting                         9

Article 20              - Subordination/Estoppel                            10

Article 21              - Default                                           10

Article 22              - Return of Premises; Holdover                      13

Article 23              - Notices                                           13

Article 24              - Broker's Commissions                              14

Article 25              - Limitation of Landlord's Liability                14

Article 26              - Rules and Regulations                             14

Article 27              - Recording of Lease                                14

Article 28              - Miscellaneous                                     14



Exhibits
--------

EXHIBIT A               - Premises

EXHIBIT B               - Tenant Improvements



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                                 LEASE AGREEMENT
                             SUMMARY OF LEASE TERMS

DATE OF EXECUTION:                          May 14, 1999

LANDLORD:                                   Fleet Bank, N.A.

TENANT:                                     Premier Research Worldwide Ltd.

BUILDING ADDRESS:                           125 Route 22 West
                                            Bridgewater, NJ

PREMISES:                                   Approximately 14,088 rentable square
                                            feet

PERMITTED USE OF PREMISES:                  General Office Purposes

COMMENCEMENT DATE:                          May 1, 1999

RENT COMMENCEMENT DATE:                     August 1, 1999

TERMINATION DATE:                           April 30, 2006

ANNUAL RENT                                 Years 1-2         $253,584.00
                                            Years 3 -5        $281,760.00
                                            Years 6-7         $295,848.00

BASE YEAR:                                  1999

TENANTS PROPORTIONATE SHARE:                14.71%

OPTION:                                     One (1) additional term of five (5)
                                            years.

LANDLORD'S ADDRESS FOR NOTICES:             Fleet Bank, N.A.
                                            Corporate Properties Transactions
                                            Group
                                            MA OF 0803
                                            Attn:  Director of Real Estate
                                                   Transactions
                     if by U.S. Mail:       P.O. Box 2197
                                            Boston, MA  02106-2197
if by Fedex or other private courier:       One Federal Street
                                            Boston, MA 02110-2010
                       with copy to
                       Legal Counsel:       Fleet Financial Group
                                            Legal Department, MA BO F10C
                                            Attn:  Real Estate Legal Counsel
                     if by U.S. Mail:       P.O. Box  2197
                                            Boston, MA  02106-2197

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  if by Fedex or other private courier:     75 State Street
                                            Boston, MA  02109

LANDLORD'S ADDRESS FOR PAYMENTS:            Fleet Bank, N.A.
                                            c/o CB Richard Ellis
                                            Department 842
                                            P.O. Box 40,000
                                            Hartford, CT 06151-0842


TENANT'S ADDRESS FOR NOTICES:               Premier Research Worldwide Ltd.


                with copy to:               James H. Carll, Esquire
                                            Archer & Greiner
                                            One Centennial Square
                                            Haddonfield, NJ 08033-0968



EXHIBITS: The following Exhibits are attached hereto and made a part of this lease agreement by reference thereto:

Exhibit A - Premises
Exhibit B - Tenant Improvements



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                                 LEASE AGREEMENT


This LEASE AGREEMENT ("Lease"), dated as of this 14 day of, May 1999, is made by and between Fleet Bank, N.A.("Landlord") with an address of c/o Corporate Properties, MA OF 0803, P.O. Box 2197, Boston, MA 02106-2197, and Premier Research Worldwide Ltd. having an address at 30 South 17th Street, Philadelphia, PA 19103 ("Tenant").

                              Article 1 - Premises

         Section 1.01. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants, agreements and conditions hereinafter set forth, those certain premises consisting of approximately 14,088 square feet of space, known as (the "Premises"), shown on Exhibit A attached hereto, and consisting of a portion of the first floor of the building ("Building") located at 1125 Route 22 West, Bridgewater, NJ (the Building and the land upon which it is situated hereinafter collectively, the "Property").

         Section 1.02. Landlord hereby also grants to Tenant the non-exclusive right to use the common areas associated with the Building (the "Common Areas"), which are defined herein as all areas and facilities outside the Premises contained in or related to the Building that are provided for the general use and convenience of Tenant and of other tenants of rental space in the Building and their respective agents, invitees and customers. The Common Areas may include, without limitation, pedestrian walkways, restrooms, stairways, landscaped areas, sidewalks, service corridors, throughways, common lobbies, elevators and private roads servicing the Building. The Common Areas shall not include any parking facilities except, that Tenant shall have the non-exclusive right to use no more than 56 parking spaces, as provided in Section 9.02. The Landlord makes no representations or warranties as to what shall from time to time constitute the Common Areas and reserves the right at its sole discretion to alter and reconfigure the Common Areas provided that Tenant's access to the Premises is not materially impaired.

                                Article 2 - Term

         Section 2.01. The initial term (the "Initial Term") of this Lease shall commence on May 1, 1999 (the "Commencement Date") and, subject to earlier termination or extension as hereinafter provided, end on April 30, 2006 (the "Expiration Date").

         Section 2.02. Provided that this Lease is in full force and effect and Tenant is not in default of its obligations hereunder either at the time of the exercise of its rights hereunder or at the commencement of the Additional Term (as herein defined), Tenant shall have the right to extend the term of this Lease for one (1) additional five (5) year period (the "Additional Term") at the rental rate described in Section 3.02 below. The Initial Term and the Additional Term together shall constitute the "Term". Tenant shall exercise such right by sending written notice to Landlord no later than September 30, 2005. If Tenant fails to so notify Landlord, then its rights hereunder shall lapse and be of no further force and effect. Time shall be of the essence.



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               Article 3 - Rent; Additional Rent; Security Deposit

         Section 3.01. Commencing August 1, 1999 and continuing through July 31, 2006, Tenant agrees to pay to Landlord annual rent ("Base Rent") for the use of the Premises, in lawful money of the United States without advance notice, demand, offset or deduction as follows: During the first and second years of the Initial Term, Tenant agrees to pay Landlord Base Rent in the amount of Two Hundred Fifty Three Thousand Five Hundred Eighty Four Dollars ($253,584.00) payable in equal monthly installments of Twenty One Thousand One Hundred Thirty Two Dollars ($21,132.00); during the third, fourth and fifth years of the Initial Term, Tenant agrees to pay Landlord Base Rent in the amount of Two Hundred Eighty One Thousand Seven Hundred Sixty Dollars ($281,760.00) payable in equal monthly installments of Twenty Three Thousand Four Hundred Eighty Dollars ($23,480.00); during the sixth and seventh years of the Initial Term, Tenant agrees to pay Landlord Base Rent in the amount of Two Hundred Ninety Five Thousand Eight Hundred Forty Eight Dollars ($295,848.00), payable in equal monthly installments of Twenty Four Thousand Six Hundred Fifty Four Dollars ($24,654.00). All installments of Base Rent shall be payable on the first day of each month in advance to the Landlord at the following address: Fleet Bank, N.A., c/o CB Richard Ellis, Department 842, P.O. Box 40,000, Hartford, CT 06151-0842. During the period May 1, 1999 through July 31, 1999, provided that Tenant is not in default of its obligations under this Lease at any time during such period, Tenant's obligation to pay Base Rent and Additional Rent shall be abated and Tenant's obligation to pay rent shall commence on August 1, 1999 ("Rent Commencement Date").

         Section 3.02. In the event that Tenant exercises its option to extend the term of the Lease as provided in Section 2.02, the annual Base Rent for such Additional Term shall be the then Fair Market Rental Value, as hereinafter defined, of the Premises, but in no event shall it be less than $295,848.00. The Fair Market Rental Value of the Premises, as of any date, is defined as the rental rates then being charged for untenanted premises otherwise similar to the Premises in Bridgewater, NJ within five (5) miles of the Premises. Tenant shall have the right to request from the Landlord, nine (9) months prior to the expiration of the then term of the Lease, Landlord's opinion as to the Fair Market Rental Value of the Premises, and Landlord shall respond in writing within thirty (30) days. If Landlord and Tenant have not agreed upon a designation of a Fair Market Rental Value on or before three months prior to the commencement of such Additional Term, Landlord and Tenant each shall have the right, by written notice given to the other, to submit such Fair Market Rental Value to arbitration. Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall notify the President of the American Arbitration Association (or such organization as may succeed to said American Arbitration Association) and request it to select an impartial third arbitrator, who shall be an office building owner, a real estate counselor or a broker dealing with like types of properties, to determine Fair Market Rental Value as hereinabove defined. Such third arbitrator and the first two chosen shall, subject to the commercial arbitration rules of the American Arbitration Association, hear the parties and their


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evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrators shall be binding and conclusive and judgment upon the award or decision of the arbitrators may be entered in any federal or state court located in New Jersey; and the parties consent to the jurisdiction of such court. If the dispute between the parties as to the Fair Market Rental Value has not been resolved before the commencement of the Additional Term then Tenant shall pay Base Rent based upon the annual Base Rent in effect immediately prior to the commencement of the Additional Term in question until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment to Landlord.

         Section 3.03. Increase in Operating Costs and Taxes Over Base Year.

(a) In the event that the amount of Operating Costs (hereinafter defined) during any calendar year subsequent to the calendar year in which the Commencement Date occurs (the "Operating Cost Base Year") shall exceed the Operating Base Year Operating Costs, Tenant shall pay to Landlord, as additional rent (hereinafter called "Additional Rent"), Tenants Proportionate Share, as hereinafter defined, of such excess, prorated for the last year of the term of the Lease. "Operating Costs" shall mean all reasonable costs incurred and expenditures made by Landlord (including costs and expenditures for outside contractors, and contractors who may be affiliated with Landlord to the extent that the contracts are at reasonable rates consistent with the type and quality of the services rendered) in the operation and management, for repairs, replacements, and improvements, or for cleaning and maintenance of the Property including, without limitation, parking areas, driveways and walkways on or related to the Property, related equipment, facilities and appurtenances, elevators, cooling and heating equipment owned by Landlord; and electricity deregulation compliance costs. Operating Costs shall also include any costs directly or indirectly to ensure that any building system (including, without limitation, elevator equipment, security devices, alarm systems, HVAC equipment and utility equipment) will accurately process date and/or time data relating to the year 2000 ("Y2K Costs"). Notwithstanding the fact that under generally accepted accounting practices, these Y2K Costs may be treated as capital expenditures, such costs shall be deemed to be Operating Costs under this section. If less than 95% of the rentable square feet in the Building is rented or occupied at any time during the Operating Cost Base Year, Operating Costs for such Base Cost Year shall be an amount equal to the Operating Costs which would normally be expected to be incurred had 95% of the Building's rentable square feet been occupied and had Landlord been supplying services to 95% of the Building's rentable square feet throughout such Base Cost Year. Operating Costs shall not include the following items:

         (i)      Any ground lease rental;

         (ii) Costs of capital repairs or capital replacements, capital improvements and equipment, including those incurred as electricity deregulation compliance costs and Y2K Costs, except where such capital repair, improvement, equipment or replacement results in a net reduction in Operating Costs after the cost of the improvement or replacement is amortized and charged to Tenant over the useful life of the improvement or replacement;

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         (iii)    Rentals for items (except when needed in connection with
                  normal repairs and maintenance of the of the Building which shall be permitted) which if purchased, rather than rented, under generally accepted accounting principles would constitute a capital improvement, except where such item results in a net reduction in Operating Costs after the cost of the rental is charged to Tenant;

         (iv) Costs incurred by Landlord for the repair or replacement of damage to the Building or its contents cause by fire or other casualty in excess of any applicable deductible under the insurance policy covering the loss or damage;

         (v) Costs, including permit, license and inspection costs, incurred with respect to the installation of Tenant's or other occupants improvements made for Tenant or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for Tenant or other occupants of the Building;

         (vi) Depreciation, amortization, lender's fees and interest payments;

         (vii) Leasing commissions, attorneys' fees, space planning costs and other costs and expenses in connection with negotiation of this Lease and with other present or prospective tenants of other occupants of the Building;

         (viii) Costs in connection with services or other benefits which are not offered to Tenant but which are provided to another tenant or occupant of the Building;

         (ix) Costs incurred by Landlord due to the violation by Landlord or any tenant or occupant of Building (other than Tenant) of the terms and conditions of any lease of space in the Building;

         (x) All items and services for which Tenant or any tenant or occupant of the Building reimburses Landlord (other than through Tenant's proportionate share of Operating Costs), or which Landlord provides selectively to one or more tenants or occupants (other than Tenant) without reimbursement;

         (xi) Advertising and promotional expenditures, and the costs of acquiring and installing signs in or on the Building identifying the owner of the Building or any tenant or occupant of the Building other than expenditures for the repair and maintenance of existing signage;

         (xii) Any costs associated with gift taxes, excise taxes, profit taxes or capital levies;

         (xiii) Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payment when due, not attributable to Tenant's failure to make payments to Landlord for such items in accordance with the Lease;

         (xiv) Any and all costs arising from the presence of Hazardous Substances (defined in Article 16) now or hereafter pertaining to the Building in or about the Building including, without limitation Hazardous Substances in the groundwater or soil;

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         (xv)     Costs to repair defects in any of the tenant improvements
                  installed by Landlord in the Premises or to maintain the structural portions of the Building;

         (xvi) Capital costs for sculpture, paintings or other objects of art;

         (xvii) Costs (including all related attorney's fees and costs of settlements, judgments and any payments in lieu thereof) arising from claims, disputes or potential disputes between Landlord and other tenants of the Building;

         (xviii)  Landlord's general corporate overhead;

         (xix) Costs of any items for which Landlord is reimbursed by insurance, or otherwise compensated by parties other than tenants of the Building;

         (xx) Costs for any separate utility meters Landlord may install for other tenants of the Building, unless the installation is required by a utility company or government entity;

         (xxi) Costs for construction for Landlord to comply with or penalties assessed against Landlord for Landlord's noncompliance with, the Americans with Disabilities Act of 1990 (42 U.S.C. sec. 1281-1283);

         (xxii) Installation costs of sprinklers, whether required now or in the future; except where such installation results in a net reduction in Operating Costs, including but not limited to insurance costs, after the cost of the installation is amortized and charged to Tenant over the useful life of the installation;

         (b) In the event that the amount of Property Taxes (hereinafter defined) which are due to any taxing authority during the term of this Lease, in any fiscal year subsequent to the year in which Commencement Date occurs (the "Property Tax Base Year") shall exceed the Property Tax Base Year Property Taxes, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share, as hereinafter defined of such excess, prorated for the last year of the term of the Lease. "Property Taxes" shall mean the sum of the real estate taxes (including, without limitation, school and town taxes), payments in lieu of taxes, water assessments, water rents, sewer assessments, governmental levies, charges, impositions, or agreements, assessments and special assessments imposed upon the Premises and any rights or interests appurtenant to either, whether general or special, ordinary or extraordinary, foreseen or unforeseen (including, without limitation, any tax, excise or fee measured by or payable with respect to any rent levied against Landlord and/or all or any portion of the Property). Property Taxes shall include all such amounts levied during the Term of this Lease even if such taxes are billed after the Expiration Date, and Tenant's obligations with respect thereto shall survive the termination of this Lease. If at any time during the Term of this Lease the methods of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents

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received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Property and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Property Taxes" for the purposes hereof.

         (c) For purposes of this Article, the term Tenant's Proportionate Share is 14.71 (14.71%) percent, calculated as follows: 14,088 square feet (Tenant's space)/ 95,759 square feet (total number of square feet in the Building).

         (d) Landlord shall deliver to Tenant annually written estimates with respect to the amounts of Additional Rent payable pursuant to this Article 3 and Tenant shall pay such estimated amount in equal monthly installments along with the Base Rent due, in accordance with the payment procedure set forth in Section
3.01. Landlord shall have the right to periodically revise the annual estimates based upon information available to Landlord which indicates a reasonable likelihood of an increase in the amount of such costs. If Landlord shall fail to deliver an annual estimate, until such time as Landlord does deliver such annual estimate Tenant's obligation with respect to the payment of Additional Rent shall be based upon the most recent annual estimate. Within three (3) months after the end of each calendar year, Landlord shall deliver to Tenant a reasonably detailed statement ("Statement") setting forth the actual cost of items included in Additional Rent for such prior calendar year. If Tenant shall have paid less than the amount set forth in the Statement, Tenant shall pay the balance shown on the Statement to Landlord within thirty (30) days after the date of the Statement. If Tenant shall have paid more than the amount set forth in the Statement, Landlord shall credit such amount against future payments of Rent; provided that if the Lease has expired, Landlord shall pay such amount to Tenant at the time of delivery of the Statement. Landlord's and Tenant's rights and obligations with respect to such payments shall survive the expiration or earlier termination of this Lease.

         (e) Tenant shall have the right to audit the Statement and shall exercise such right by giving written notice to Landlord within thirty (30) days of receipt of the Statement. All documentation and calculation for the audited period upon which the Statement is based shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within ten (10) days after Landlord receives a written request from Tenant to make such examination. Upon the completion of such audit, Tenant shall deliver a copy of the audit to Landlord and the bill for the increased Operating Costs for the audited period shall be adjusted accordingly. If Tenant shall have paid less than such adjusted amount, Tenant shall promptly pay to Landlord the amount of such underpayment. If Tenant shall have paid more than such adjusted amount, Landlord shall credit such amount against future payments of Rents; provided that if the Lease has expired, Landlord shall pay such amount to Tenant within thirty (30) days of the completion of the audit. In the event that Tenant disputes any amounts billed by Landlord pursuant to this Article 3, Tenant must first pay such total amount billed within the time stipulated in this Lease before Tenant may gain access to Landlord's records for review purposes.

         (f) Additional Rent and Base Rent are collectively referred to in this Lease as "Rent".

         Section 3.04. A late fee of 5% of the overdue amount will be charged for Rent received after the fifth day following written notice that such Rent is due. It is understood and agreed by the parties that such untimely receipt of rent will cause Landlord to incur costs not contemplated

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by this Lease, the exact amount of which being extremely difficult and impracticable to determine. The parties hereby agree that this late fee represents a fair and reasonable estimate of the costs that Landlord will incur due to late payment of Rent by Tenant. In the event that Tenant does not pay such Rent within ten (10) days following written notice that such Rent is due, Tenant shall pay an interest charge ("Interest") for Rent (which shall be deemed to include Additional Rent). The Interest shall be at a rate of Eighteen percent (18%) per annum, or alternatively, the maximum amount allowable under the New Jersey law, whichever is greater provided such amount does not exceed the maximum amount allowable under state law.

         Section 3.05. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $126,792.00 (the "Deposit"), which shall be held as a security for Tenant's performance as herein provided. At the time of execution of this Lease Tenant may elect instead to furnish to Landlord and thereafter keep in full force and effect for the term of the Lease, as it may be extended, an irrevocable letter of credit ("Letter"), in a form and drawn upon a bank satisfactory to Landlord, in the amount of $126,792.00 in favor of Landlord to secure the satisfactory performance by Tenant of its obligations under this Lease. (The Deposit and the Letter, collectively hereinafter "Security Deposit"). Provided that Tenant shall not have been in default of its obligation under this Lease at any time during the first year of the Initial Term, on May 1, 2000, the amount of the Security Deposit shall be reduced to $63,396.00 and the amount, if held as a deposit, so released shall be promptly paid to Tenant. In no event shall the Security Deposit be considered a measure of liquidated damages. All or any part of the Security Deposit may be applied by Landlord in full or partial satisfaction of any default by Tenant. If all or any part of the Security Deposit is so applied, Tenant upon demand will restore the Security Deposit to its full amount by the deposit of additional funds to be held as part of the Deposit or renewal of the Letter so that it is restored to its amount immediately prior to such application. At the expiration of the Lease and upon the satisfaction by Tenant of its obligations hereunder the balance of the Security Deposit, if any, and any accrued interest thereon, will be paid over to Tenant.

                     Article 4 - Possession: Quiet Enjoyment

         Section 4.01. Landlord shall, on or before the Commencement Date deliver possession of the Premises to Tenant in their "as is" condition. It is agreed that the Tenant has had sufficient opportunity to inspect the Premises and that the Landlord has made no warranties or representations whatsoever with respect to the physical condition of the Premises or the suitability of the Premises for Tenant's intended use.

         Section 4.02. Provided that Tenant is not in default of its obligations under this Lease, Landlord covenants and agrees to keep Tenant in quiet possession and enjoyment of the Premises against the claims of anyone lawfully claiming by, through or under the Landlord during the Term, and warrants that it has full power and authority to lease the Premises to Tenant for the Term.

                           Article 5 - Use of Premises

         Section 5.01. Tenant shall continuously use the Premises for general office purposes ("Permitted Use"), which shall be deemed to include the testing of computer software written by Tenant, and for no other purpose without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion.

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         Section 5.02. Tenant, at its own cost and expense, shall comply with all federal, state, county or local law, ordinance, rule or regulation applicable to the use and occupancy of the Premises including the Americans With Disabilities Act (42 U.S.C. sec. 1281-1283) and similar laws, rules and regulations (collectively "ADA"); provided that Landlord shall comply, at Landlord's cost, with the requirements of the ADA affecting the Premises and the property where the Premises are located and Tenant shall comply, at Tenant's cost, with the requirements of the ADA, compliance with which is necessitated by Tenant's alterations made to the Premises or the use being made by Tenant of the Premises.

                                Article 6 - Taxes

         Section 6.01. Tenant shall pay before delinquency all taxes which are levied or assessed upon Tenant's equipment, furniture, fixtures and Tenant's other personal property installed or located in or on the Premises.

         Section 6.02. Landlord shall pay before delinquency all real property and/or rental taxes which are now or hereafter imposed upon the Property and/or the Building by any governmental agency or authority having jurisdiction over the Property, or any net income, franchise, estate, inheritance or transfer tax imposed upon the Property.


                              Article 7 - Insurance

         Section 7.01. At all times during the Term, at its own cost and expense, Tenant shall keep or cause to be kept the following:

(a) commercial general liability and property damage insurance coverage (sometimes known as broad form comprehensive general liability insurance), which policy shall include coverage for claims arising from bodily injury, personal injury and property damage occurring upon, in or about the Premises. The coverage shall be on an occurrence basis and the combined single limits shall be not less than $1,000,000;

(b) insurance covering all of Tenant's property and all equipment, fixtures, motors, machinery, furnishings and furniture installed and owned by Tenant and used in connection with the Premises insured against loss or damage on a comprehensive all risk basis;

(c) Workers' Compensation Insurance covering all employees as required by law;

(d) During the course of any construction or renovation of any permitted improvements on the Premises pursuant to Article 11, appropriate builder's risk insurance and owner's contingent or protective liability insurance, naming Landlord as additional insured, covering claims not covered by or under the terms of the above-mentioned comprehensive general liability insurance, with combined single limit coverage of $1,000,000, or such higher amount as Landlord may from time to time reasonably require, and if Tenant shall contract with any independent contractor for the furnishing of labor, materials or services to Tenant, Tenant shall require such independent contractor to maintain Workers' Compensation Insurance covering all persons working on the job site or in connection with such construction. Tenant agrees to furnish

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Landlord with certificates evidencing all such insurance prior to the commencement of any such construction or renovations. All such insurance shall insure the interests of Landlord regardless of any breach or violation by such independent contractor of warranties, declarations or conditions contained in such policies or any action or inaction of such independent contractor or of any other person.

         As to all insurance required pursuant to subparagraphs (a) through (d) above, (i) insurance shall be obtained from responsible companies qualified to do business and in good standing in the state in which the Premises are located;
(ii) Landlord shall be named as an additional insured on all such policies; and
(iii) the interests of Landlord shall be insured regardless of any breach or violation by Tenant of warranties, declarations or conditions contained in such policies or any action or inaction of Tenant or of any other person. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof, and annually thereafter, and evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least twenty (20) days' prior written notice thereof.

         Section 7.02. Landlord shall cause to be maintained, throughout the Term (a) a policy of commercial general liability insurance with respect to the Property, and (b) policies of insurance covering damage to the Building, excluding Tenant's fixtures, or equipment, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief and "all risk". Landlord shall furnish Tenant, upon written demand therefor, a certificate evidencing such insurance.

         Section 7.03. Tenant and Landlord covenant that with respect to any insurance coverage carried by either Tenant or Landlord in connection with the Premises, whether or not such insurance is required by the terms of this Lease, such insurance shall provide for the waiver by the insurance carrier of any subrogation rights against Landlord, its agents, servants and employees under Tenant's insurance policies or against Tenant, its agents, servants and employees under Landlord's insurance policies. If a party to this Lease is unable to obtain such a provision in any such insurance policy, then that party shall cause the other party to be named an additional insured under such insurance policy.

                           Article 8 - Indemnification

         Section 8.01. Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage (including consequential damages and reasonable attorneys' fees) to any person or property whatsoever (a) occurring in, on, or about the Premises; (b) occurring in, on or about the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault, or omission of any duty with respect to the same, by Tenant, its agents, employees, or invitees, or (c) arising out of Tenant's breach of its obligations under this Lease. The provisions of this Section 8.01 shall continue in effect and shall survive (among other events) any termination or expiration of this Lease.

         Section 8.02. Landlord shall hold Tenant harmless from and defend Tenant against any
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


and all claims or liability for any injury or damage (including reasonable attorneys' fees) to any person or property whatsoever (a) occurring in, on, or about the Premises caused by the act, neglect, fault, or omission of any duty with respect to the same, by Landlord, its agents, employees, or invitees, and
(b) occurring in, on, or about the Building, unless such injury or damage shall be caused in part or in whole by the act, neglect, fault, or omission of any duty with respect to the same, by Tenant, its agents, employees, or invitees. The provisions of this Section 8.02 shall continue in effect and shall survive (among other events) any termination or expiration of this Lease.

                   Article 9 - Utilities and Services: Parking

         Section 9.01. Landlord shall, at its sole cost, cause, for normal office purposes, electricity, water and sewage service to be furnished to the Premises for the use of Tenant. Tenant shall, at its sole cost and expense, pay or cause to be paid all charges (including any deposits) for telephone or other services or utilities furnished to the Premises or to Tenant.

         Section 9.02. Tenant shall have the non-exclusive right to park not more than 56 standard passenger motor vehicles ("Vehicles"), free of charge in the parking facilities servicing the Building ("Parking Area"). Landlord may from time to time establish reasonable rules and regulations for the Parking Area, and Tenant agrees to observe the same upon being advised thereof. Any and all parking of Vehicles in said Parking Area shall be at the risk of the owner of the same. Landlord reserves the right to reconfigure and reassign the parking spaces in the Parking Area.

         Section 9.03. Tenant agrees to comply with (a) all applicable laws, rules and regulations regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (collectively "Trash") and (b) any rules and regulations which Landlord in its sole discretion may institute regarding Trash collection and recycling.

                      Article 10 - Repairs and Maintenance

         Section 10.01. Except as provided in Section 10.02, Landlord shall do the following:

                  (a) Maintain in good condition and repair during the Term all structural components of the Property, including, without limitation, the foundation, roof, exterior walls of the Building, and the plumbing, electrical, heating, and air-conditioning systems which are a part of and/or service the Premises, except for those owned by the Tenant; and

                  (b) Maintain and keep clean all Common Areas, including the Parking Area, remove snow therefrom with reasonable dispatch when required, provide adequate lighting and drainage for the Parking Area during normal business hours, and maintain all landscaping in a neat and orderly condition; and

                  (c) Cause trash and refuse to be removed daily or as often as is reasonably necessary from the Building so as to avoid unreasonable accumulations of the same; provided that Landlord shall not be obligated to accept for disposal any Trash which has not been sorted and separated in compliance with the provisions of Section 9.03, and in such case, Tenant shall be required to arrange for disposal of its Trash at its sole cost and expense, using a contractor satisfactory to Landlord.

         Section 10.02. Tenant, at its sole expense, shall maintain in good condition and make all interior repairs to the Premises during the Term which are necessary to keep the Premises in substantially as good condition as on the Commencement Date, reasonable wear and tear and damage by fire or other casualty excepted.

                            Article 11 - Alterations

         Section 11.01. Tenant shall make no alterations, installations, additions or improvements ("Alterations", which shall be deemed to include any changes to Alterations previously approved by Landlord) of a structural nature in or to the Premises. Tenant shall make non-structural changes only with the prior written consent of Landlord; provided Landlord may disapprove any Alterations or decorative changes which in the sole opinion of Landlord harm the architectural integrity or appearance of the Building or conflict with the use of the rest of the Building. Landlord will not unreasonably withhold, delay or condition its consent to non-structural Alterations costing in the aggregate less than $10,000.00. If such Alterations are consented to by Landlord, they shall be made only by contractors or mechanics approved by Landlord at Tenant's expense. Any such Alterations must comply with applicable laws, including but not limited to, any and all regulations governing potential asbestos containing materials. Tenant shall install and maintain the Alterations, interior decoration and appearance in a first class manner. At the time of consenting to Alterations, Landlord shall notify Tenant whether such Alterations shall be required to be removed at the expiration or earlier termination of this Lease. Any Alternations not removed shall become the property of Landlord. If Tenant is required to remove such Alterations, Tenant shall restore the Premises to their condition immediately prior to the making of such Alterations, reasonable wear and tear excluded.

         Section 11.02. If Landlord elects to require Tenant to remove such Alterations, and such removal and restoration of the Premises are not effected by Tenant by (i) the expiration or earlier termination of this Lease; or (ii) within thirty (30) days from the date of notice by Landlord requiring the same, whichever is later, Tenant shall be deemed to be holding over under Article 22,
Section 22.03 of this lease until such time as the Alterations are removed and the Premises restored to its prior condition, and shall remain liable for any and all consequential damages sustained by Landlord as a result.

         Section 11.03. Tenant shall indemnify and hold Landlord harmless from any loss, cost or expense (including reasonable attorneys' fees) incurred by Landlord as a consequence of any defects in design, materials or workmanship resulting from Tenant's Alterations.

         Section 11.04. Tenant shall reimburse Landlord for Landlord's reasonable costs for reviewing and approving or disapproving plans and specifications for Alterations by Tenant, including but not limited to, reasonable fees for engineers, architects and/or attorneys retained by Landlord for these purposes. Such reimbursement shall be made by Tenant to Landlord within thirty (30) days of Landlord's invoicing of Tenant.

         Section 11.05. If any change ("Change") to any approved Alteration increases the cost of
                                       14
any work to be performed by Landlord ("Landlord's Work") pursuant to this Lease, Landlord shall provide Tenant with invoices documenting and evidencing such increased costs and Tenant shall reimburse Landlord for such increased costs within ten (10) days after receipt thereof. Such costs shall include the actual costs incurred by Landlord, including but not limited to, reasonable fees for engineers and architects retained by Landlord for these purposes, to revise plans and specifications for Landlord's Work to indicate work resulting from an approved Change, and to construct the Landlord's Work shown on such revised plans to the extent that such costs exceed the costs that Landlord would have had to pay to cause the Landlord's Work to be constructed (as reflected by Landlord's original plans if such Change had not been made). If such Change delays Landlord's completion of Landlord's Work, such delay period shall not be considered when determining the Commencement Date defined in Section 2.01.

         Section 11.06. Landlord and Tenant contemplate that at the commencement of the Term of this Lease Tenant will undertake certain Alterations shown on Exhibit B attached hereto and made a part hereof ("Initial Alterations"). By execution of this Lease the Initial Alterations are deemed approved. The Initial Alterations shall be subject to all of the provisions of this Article 11; provided that Tenant shall not be required to remove them at the expiration or earlier termination of the Term. Landlord shall have no financial obligation with respect to the Initial Alterations except that Landlord shall reimburse Tenant up to, but not more than, $281,760.00 ("Cash Allowance") of the cost of the Initial Alterations. Such sum has been calculated at a rate of $20.00 per square foot of area of the Premises. Provided that Tenant is not in default of it's obligations under this Lease, such sum shall be paid to Tenant within 30 days of presentation to Landlord of (a) the certificate of occupancy, if applicable, or such other evidence of completion of the work as is satisfactory to Landlord and (b) third party invoices and mechanics lien waivers evidencing completion of and payment for the work for which reimbursement is sought.

                           Article 12 - Trade Fixtures

         All equipment (other than exhaust vents and fans and heating, air conditioning and ventilating system), business and office machines, furniture and other items of personal property (except Alterations including without limitation walls, floors, ceilings, wiring, plumbing, sewerage, and water pipes and lines) owned or installed by Tenant in the Premises at its expense shall remain the property of Tenant, (and any taxes thereon and risk of loss shall be borne by Tenant, and may be removed by Tenant at any time provided that Tenant shall at its expense, repair any damage, holes or openings caused or occasioned by such removal whether by Tenant or Landlord as hereafter provided and provided that during the Term such removal does not adversely affect the appearance of the Premises). Any such personal property of the Tenant left upon the Premises at the end of the Term may, at the election of Landlord and after reasonable notice to Tenant, (a) be removed, sold, stored or discarded at Tenant's expense; or (b) be deemed to have been abandoned and to belong to the Landlord.

                          Article 13 - Mechanic's Liens

         Tenant shall keep the Property free from and promptly remove any mechanic's liens and indemnify, defend, and hold Landlord harmless from any and all liability or expense of any kind and description which may arise out of or be connected in any way with Tenant's

Alterations. If any mechanic's or other lien shall at any time be filed against the Premises by reason of labor, services or materials performed or furnished to Tenant, Tenant shall cause the same to be discharged of record by payment or the posting of a bond, to the satisfaction of Landlord within ten (10) days of the filing of the lien. If Landlord shall incur any fees (including attorneys' fees) by reason of the filing of any such lien, Tenant shall be obligated for the payment of such fees. If Tenant shall fail to cause such lien to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due or posting a bond, and the costs incurred by Landlord, including reasonable attorneys' fees, together with interest thereon at the rate of 18% per annum, shall be due and payable by Tenant to Landlord as Additional Rent. Landlord's consent to the construction of Alterations shall not be deemed to be such consent of the Landlord or acknowledgment that its estate is beholden for the payment for such Alterations as would bind the interest of the Landlord under applicable mechanic's lien law.

                       Article 14 - Damage and Destruction

         Section 14.01. Should a substantial portion of the Premises or of the Building be damaged by fire or other casualty, Landlord may elect to terminate this Lease by giving written notice to Tenant within sixty (60) days of such fire or casualty, specifying a termination date, and this Lease shall terminate as of the termination date specified. If Landlord does not elect to terminate this Lease, then it shall give notice to Tenant within such sixty-day period of the period required to complete the restoration and repair of the Premises. When such fire or other casualty renders the Premises substantially unsuitable for the' intended use, a just and proportionate abatement of Base Rent shall be made, and Tenant may elect to terminate this Lease if:

         (a) Landlord fails to give written notice within sixty (60) days of such fire or casualty of its intention to restore the Premises, or

         (b) Landlord advises Tenant in such notice that the period required for restoration and repair exceeds 270 days, or

         (c) Landlord fails to restore the Premises to a condition substantially suitable for their intended use within the period set forth in its notice to Tenant.

If Tenant elects to so terminate this Lease, Tenant shall give a written notice of termination to Landlord within thirty (30) days following the lapsed time period described in Section 14.01(a) or (b), as applicable, specifying a termination date, and this Lease shall terminate as of the termination date.

         Section 14.02. Landlord shall not be required to repair any injury or damage by fire, or other casualty, or to make any repairs or replacements, of any Alterations installed in the Premises by Tenant; and Tenant shall, at Tenants sole cost and expense, repair and restore its portion of such Alterations.

         Section 14.03. In the event the Premises or the Building is totally destroyed or rendered wholly unusable for Tenant's Permitted Use, this Lease shall terminate and Tenant shall be liable for Rent only up to the date of such total destruction.

                            Article 15 - Condemnation

         If a substantial portion of the Building is taken or condemned under the power of eminent domain, or by purchase in lieu of such taking or condemnation, Landlord may elect to terminate the Lease effective as of the date of such taking, condemnation or purchase by giving written notice to Tenant. If the Premises or Tenant's right of access thereto are taken or condemned under the power of eminent domain, or by purchase in lieu of such taking or condemnation, and as a result thereof the use and enjoyment of the Premises by Tenant are materially impaired, Tenant may, at its sole option, but without prejudice to any rights and claims which it may otherwise have on account of such taking, condemnation or sale, terminate this Lease effective as of the date of such taking, condemnation or purchase by giving written notice to Landlord at any time prior to the effective date of such taking, condemnation or purchase. If either Landlord or Tenant do not elect to terminate this Lease, the Rent reserved for the remainder of the Term shall be reduced in proportion to the portion of the Premises taken, condemned or sold, having due regard to the nature and extent of the injury caused thereby to the Premises and to Tenant's Permitted Use thereof, and such reduction in Rent shall be without prejudice to any rights and claims which Tenant may otherwise have on account of such taking or condemnation or sale. Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi-public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding, except it is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages specifically payable for Tenant's trade, fixtures, furniture, moving expenses, and/or Tenant's leasehold improvements.

                      Article 16 - Environmental Provisions

         Section 16.01. Tenant shall not cause or permit any Hazardous Substance (as defined below) to be brought upon, kept, disposed of or used in, on or about the Premises by Tenant, its agents, employees, contractors, or invitees.

         Section 16.02. As used in this Article 16, the term "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of New Jersey, or the United States government.

         Section 16.03. Tenant represents, warrants and covenants that is has obtained, is in compliance with, and will continue to comply with all federal, state and local environmental law permits, licenses and other authorizations which are required under all environmental laws and regulations, including laws relating to emission, discharges releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         Section 16.04. Tenant shall immediately notify the Landlord in the event of any spill, pollution or contamination affecting the Premises from a Hazardous Substance, and shall immediately forward to the Landlord any notices or correspondence relating to such matters received or sent by Tenant.

         Section 16.05. Tenant shall immediately contain and remove at its sole cost and expense any Hazardous Substance found on the Premises if caused by Tenant or anyone acting under Tenant; and such work must be done in compliance with all applicable laws.

         Section 16.06.Tenant will indemnify, defend, and hold Landlord harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against Tenant, Landlord, the Premises, the Building or the Property relating to any act or failure to act by Tenant or anyone claiming under Tenant. The provisions of this
Section 16.06 shall continue in effect and shall survive (among other events) any termination or expiration of this Lease.

         Section 16.07. Landlord will indemnify, defend and hold Tenant harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim associated with any required clean-up or other actions arising from the existence, release or threatened release of Hazardous Material on, in or under the Premises unless such Hazardous Materials are released by Tenant, its agents or contractors. Without limiting the foregoing, in the event that any such Hazardous Materials are determined to be located on the Property, Landlord shall, at Landlord's sole cost, promptly take all steps necessary to comply with all applicable laws and regulations and the provisions of this Lease. The provisions of this Section 15.03 shall survive any termination or expiration of this Lease.

                       Article 17 - Signs and Advertising

         Tenant shall not place any sign on or around the Premises without the advance written consent of Landlord, which consent shall be in Landlord's sole discretion. Notwithstanding the foregoing, and subject in each instance to the advance written consent of Landlord, which shall not be unreasonably delayed, conditioned or withhold, Tenant at its sole expense may (a) place its name on its entry door, and (b) install a freestanding directional sign. Tenant's name shall be placed in the building directory in the west lobby.

                         Article 18 - Entry by Landlord

         Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times for the purpose of examining and exhibiting the same, for making any necessary repairs or alterations thereto, for the purpose of supplying any service, or building maintenance to be provided by Landlord hereunder, provided, however, that Landlord shall advise Tenant a reasonable time in advance thereof, and, provided further, that the operations of Tenant shall not be interfered with unreasonably thereby. Notwithstanding the foregoing, in the event of an emergency and if despite its reasonable efforts the Landlord is unable to give advance notice to Tenant, Landlord shall have the right to enter into the Premises to make emergency repairs and shall thereafter notify Tenant of such entry as soon as reasonably practicable thereafter.

                     Article 19 - Assignment and Subletting

         Section 19.01. Tenant will not assign, sublet, permit another to occupy, pledge, mortgage, or otherwise transfer this Lease or the whole or any part of the Premises without in each instance having first received the express written consent of Landlord which will not be unreasonably withheld or delayed provided that the person(s) or entity to whom the Premises are assigned or sublet is not a Financial Services Institution, otherwise, consent shall be in Landlord's sole discretion. For purposes of this provision any entity engaged in any of the following activities shall be deemed to be a Financial Services
Institution: (a) operation of a commercial bank, savings bank, savings and loan association, credit union, a mutual or thrift association or any other institution that accepts deposits of money, (b) operation of any sort of automated teller machine or cash dispensing machine, (c) operation of a stock brokerage firm, (d) operation of a mortgage broker, (e) operation of a finance company, mortgage company or any other institution that lends money, (f) investment banking, and (g) insurance brokerage. In any case where Landlord shall consent to an assignment or subletting, Tenant shall remain primarily liable for Tenant's obligations hereunder. In the event that the Premises are sublet or this Lease is assigned or another is permitted to occupy the Premises, Tenant shall pay to Landlord fifty percent (50%) of all net payments (gross rent exclusive of brokerage commissions) in excess of the rental rates and other amounts required to be paid by Tenant pursuant to this Lease. It shall be a condition to the validity of any assignment or subletting that the terms of any sublease or assignment shall not be more favorable than the terms of this Lease and shall not be more favorable than the terms which Landlord is then offering for new rental space in the Building or for existing rental space in the Building which will be coming available. The transfer of a majority interest in the capital stock of any corporate Tenant or a majority of the interest in any partnership Tenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease. Notwithstanding the foregoing, Tenant shall have the right to sublease all or a portion of the Premises, to permit occupancy of all or a portion of the Premises, and to assign its interest in this Lease to any Affiliated Entity, as hereinafter defined, which is not a Financial Services Institution, without obtaining prior Landlord's consent, and any such transfer shall not be subject to the provisions of Section 19.02. "Affiliated Entity" for purposes of this provision is defined as (a) any entity which controls, is controlled by, or is under common control with, Tenant, or (b) any entity that succeeds to Tenant's business by merger, consolidation, reorganization or other form of corporate reorganization. Landlord acknowledges that the Premises will be occupied by DLB Systems and that DLB Systems is an Affiliated Entity of Tenant.

         Section 19.02. Landlord, shall at its option have the right to recapture the portion of the space made available by Tenant for sublease or assignment. Tenant shall give notice to Landlord of each instance where it intends to so transfer its interest and of the terms of the proposed transaction, and Landlord shall have thirty (30) days to respond. In the event Landlord elects to recapture such space, such recapture shall be effective as of the date upon which the proposed sublease or assignment would have been effective and Tenant's rent shall be proportionately abated as of that date without the execution of any further instrument or document by Landlord and Tenant. In the event Landlord elects against recapture, Tenant may proceed with the intended transfer subject to Section 19.01 hereinabove. If such transfer fails to occur, Tenant shall remain obligated to notify Landlord of any future proposed transfer.

         Section 19.03. Tenant shall reimburse Landlord for Landlord's reasonable costs for reviewing and approving or disapproving of any assignment, sublet, occupancy, pledge, mortgage, or other transfer proposed by Tenant, including but not limited to, reasonable fees for accountants and/or attorneys retained by Landlord for these purposes. Such reimbursement shall be made by Tenant to Landlord within thirty (30) days of Landlord's invoicing of Tenant.

         Section 19.04. If Tenant (which term for the purposes of this Section
19.02 shall include the authorized representative of Tenant's estate in Bankruptcy) assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq., or any future statute in amendment or in substitution thereof (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person or entity,
(ii) all of the terms and conditions of such offer, and (iii) adequate assurance to be provided Landlord to assure such person's or entity's future. performance under the Lease, including, without limitation, the assurance referred to in
Section 365 (b) (3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by the Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant at any. time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which may be payable out of the consideration to be paid by such persons or entity for the assignment of this lease.

         In the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, then any and all monies or other consideration paid, payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

         Any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

                      Article 20 - Subordination, Estoppel

         Section 20.01. This Lease will be subject and subordinate to any mortgage of the Property now existing or hereafter executed by Landlord or its successors and assigns. Such subordination is automatic and is effective without any further act of Tenant, but Tenant hereby agrees from time to time on request from Landlord to execute and deliver any instruments that may be required by any lender to confirm the subordination provided for herein. It is a condition of the effectiveness of any subordination agreement as to all mortgages which now or hereafter affect the Property, that the mortgagee of any such mortgage shall execute a commercially reasonable non-disturbance agreement which provides that in the event of foreclosure such mortgagee, its successors and assigns, will recognize Tenant's rights under this Lease and shall not disturb Tenant's possession hereunder. Any mortgagee may elect that this Lease shall have priority over its mortgage, and upon notification of such election by such mortgagee to Tenant, this Lease shall be deemed to have priority over such mortgage whether this Lease is dated prior to or subsequent to the date of such mortgage. Tenant hereby appoints Landlord, with full power of substitution, as Tenant's attorney-in-fact (which appointment shall be irrevocable and shall be deemed to be coupled with an interest) to execute and deliver any such instrument for and in the name of Tenant.

         Section 20.02. Tenant, within twenty (20) days after written request from Landlord shall deliver to Landlord and any proposed purchaser or lender a written certificate stating whether this Lease is in full force and effect, if any amendments have been executed, if any defaults exist by Landlord or by Tenant hereunder and the nature of any alleged default, if Tenant is then claiming any offsets, counterclaims or defenses to this Lease, and any other matter which may be reasonably requested.

                              Article 21 - Default

         Section 21.01. If any of the following shall occur, Tenant shall be deemed in default of this Lease: (a) Tenant shall fail to pay any Rent or other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days following receipt of written notice that the same is due; (b) if within the twelve month period immediately preceding, Tenant shall have failed on two (2) occasions to pay any Rent or other sum when and as the same became due and payable, and Tenant shall again fail to pay any Rent or other sum when and as the same becomes due and payable; (c) Tenant shall fail to perform any of the other duties required to be performed by Tenant under this Lease or otherwise breaches this Lease and such failure or breach shall continue for more than thirty (30) days after receipt of written notice thereof from Landlord; provided, however, that if such cannot reasonably be cured within such thirty (30) day period, Tenant shall have such additional time, but not more than sixty (60) days, as is reasonably necessary to cure such breach; (d) Tenant shall make a general assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, file a petition in bankruptcy, have an order of relief entered against it, or file or have filed against Tenant a petition seeking any reorganization, receivership, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation.

         Section 21.02. In the event of default, to the extent not prohibited by applicable law Landlord, upon written notice of termination to Tenant, and with or without process of law (with

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force if necessary, provided Tenant has vacated the Premises) may enter into and upon the Premises or any part thereof or mail a notice of termination addressed to Tenant at the Premises, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate; Tenant hereby waiving all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant if any, and pay over the balance, if any, to Tenant.

         Section 21.03. Upon the termination of this Lease, Tenant shall nevertheless remain liable for all Rent then due and payable hereunder as of the date of the termination of this Lease, together with all damages due or sustained by Landlord prior to such termination or arising as a result of events or conditions occurring or in existence during the Term hereof and prior to or after such termination, and all reasonable costs, fees and expenses incurred by Landlord in pursuit of, or in the collection of its remedies hereunder or under any law, or in leasing or attempting to lease all or any portion of the Premises to others from time to time (including, without limitation, all repossession costs, brokerage commissions, reasonable attorney's fees in connection with the foregoing matters, and all costs of such alterations, repairs, and decorations as Landlord, in its reasonable judgment, considers necessary or advisable in connection with such reletting) (all such rent, damages, costs, fees and expenses being referred to herein as the "Termination Damages") and, in addition thereto, additional damages (the "Liquidated Damages"), which, at the election of Landlord, shall be either of the following:

                  (a) an amount or amounts equal to all Rent which, but for termination, would have been payable to Landlord over the remainder of the Term, reduced by the amount of Rent, if any, which the Landlord shall actually receive from time to time during such period from others to whom the Premises may be rented from time to time. The Landlord shall not be obligated to attempt to collect any rental or other payment obligation from any other person renting all or any portion of the Premises by litigation or otherwise. Such Liquidated Damages shall be computed and payable in monthly installments, with interest on any amount in arrears at the rate of two percent (2%) per annum in excess of the Fleet Prime Rate, in arrears, on the first day of each calendar month following termination of the Lease and shall continue to become due and payable in monthly installments until the date on which the Term would have expired but for such termination; and any and all amounts due and payable hereunder, including any amount in arrears, shall be a continuing liability of Tenant thereafter, and interest thereon shall accrue at the rate of two percent (2%) per annum in excess of the Fleet Prime Rate, until Tenant shall discharge same by payment to Landlord of the amount due, and any suit or action brought from time to time to collect any such Liquidated Damages for any month or months shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month or months by a similar proceeding; or

                  (b) an amount equal to the present value (as of the date of such termination) of all Rent which, but for termination of this Lease, would have become due during the

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



         remainder of the Term, reduced by an amount equal to the fair rental value of the Premises over the remainder of the Term, as determined by an independent real estate appraiser named by Landlord, in which case such Liquidated Damages shall be payable to Landlord in one lump sum on demand made by Landlord at any time and shall bear interest at the rate of two percent (2%) per annum in excess of the Fleet Prime Rate from the date of termination until paid. For purposes of this clause (ii), present value shall be computed by the application of a discount rate equal to the discount rate in effect at the Federal Reserve Bank nearest to the location of the Premises as of the date of determination.

         Section 21.04. In addition, if this Lease is terminated, Landlord may, but shall have no obligation to, relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the
Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its uncontrolled discretion, may determine, but Landlord shall not be liable for, nor shall Tenants obligations hereunder be diminished by reason of, failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting, and Tenant, to the extent Tenant may lawfully do so, hereby waives all right to require Landlord to relet the Premises.

         Section 21.05. Nothing contained in this Lease shall however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state laws, including but not limited to laws relating to bankruptcy, insolvency or reorganization by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

         Section 21.06. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

         Section 21.07. The waiver by either party of any default shall not be deemed to be a waiver of any subsequent default under the same, or under any other term, covenant or condition of this Lease. The subsequent acceptance of any Rent by Landlord shall not be deemed to be a waiver of any preceding default by Tenant under any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such Rent. The acceptance of a partial payment of any Rent installment by Landlord shall not be deemed to be a waiver of the default occasioned by the Tenant's failure to pay such installment in its entirety.

                    Article 22 - Return of Premises: Holdover

         Section 22.01. At the expiration or other termination of the Term, Tenant will remove from the Premises its property and that of all claiming under it, will repair any damage caused by such removal, and will peaceably yield up to Landlord the Premises in as good condition in all respects as the same were at the commencement of this Lease, except for ordinary wear and tear, damage by the elements, by any exercise of the right of eminent domain or by any public or other authority, or damage not caused by Tenant and with respect to which Tenant is not required to maintain insurance hereunder.

         Section 22.02. If Tenant remains in possession of the Premises after the expiration of the Term and continues to pay Rent without any express agreement as to holding over, Landlord's acceptance of Rent will be deemed an acknowledgment of Tenant's holding over upon a month- to-month tenancy, subject, however, to all of the terms and conditions of this Lease except as to the Term and any option to renew or extend the Lease and except that the monthly Rent shall be 150% of the Rent paid for the last month of the Term.

         Section 22.03. If Tenant remains in possession of the Premises after the expiration of he Term, as such may be extended hereunder, whether as a month-to-month tenant pursuant to Section 22.02 or otherwise, and Landlord at any time declines to accept the Rent at the rate specified herein, Tenant's holding over thereafter will be deemed to be as a tenant-at-sufferance. Tenant will nevertheless be subject to all of the terms and conditions of this Lease except as to the Term hereof and any option to renew and except that during the first two months of so remaining in possession Tenant will pay a monthly fee in an amount equal to 150% of the Rent paid for the last month of the Term and thereafter an amount equal to 200% of the Rent paid for the last month of the Term for Tenant's use and occupancy of the Premises and will pay all loss, cost or damage (including attorneys' fees) sustained by Landlord on account of such holding over. Landlord's acceptance of any payments pursuant to this Section
22.03 shall not be deemed to create a landlord-tenant relationship between the parties.

                              Article 23 - Notices

         All notices required to be given herein shall be given by (a) certified mail, postage prepaid, return receipt requested, (b) by service in hand with receipt, (c) by facsimile with an original copy to follow by recognized overnight delivery service for which proof of delivery is available, or (d) by recognized overnight delivery service for which proof of delivery is available, to the following addresses:

Landlord:                  LEGAL                Fleet Bank, N.A.
                           NOTICE:              Corporate Properties
                                                Transactions Group
                                                MA OF 0803
                                                Attn: Director of Real Estate
                                                      Transactions
                           if by U.S. Mail:     P.O. Box 2197
                                                Boston, MA 02106-2197
if by Fedex or other private courier:           One Federal Street
                                                Boston, MA 02110-2010
         with a copy, which shall
         not be deemed notice,
         to Legal Counsel:                      Fleet Financial Group
                                                Legal Department MA BO F10C
                                                Attn: Real Estate Legal Counsel
                           if by U.S. Mail:     P. O. Box 2197
                                                Boston, MA 02106-2197
if by Fedex or other private courier:           75 State Street
                                                Boston, MA 02109

         Tenant:                                Premier Research Worldwide Ltd.


                           with copy to:        James H. Carll, Esquire
                                                Archer & Greiner
                                                One Centennial Square
                                                Haddonfield, NJ 08033-0968

or to such other addresses and to such other persons as the parties may from time to time designate in writing. The time of giving of any such notice shall be deemed to be three (3) days after such notice is mailed.

                        Article 24 - Broker's Commissions

         Pursuant to a separate agreement between Landlord and Insignia/ESG ("Broker"), Landlord shall pay a commission to Broker in connection with the execution of this Lease. Each party hereto represents that it has not dealt with any other real estate broker or agent in connection with the negotiation of this Lease or the leasing of the Premises. Each party shall hold the other harmless from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person or entity with whom the other party has dealt.

                 Article 25 - Limitation of Landlord's Liability

         Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof. No partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under the Lease, and Tenant shall look solely to Landlord's interest as the landlord in the Property in pursuit of its remedies upon an event of default hereunder so that the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees or beneficiaries of the Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant. In the event Landlord sells or otherwise transfers its interest in the Property (or a part thereof which includes the Premises), then from and after such sale or other transfer Landlord shall be released from liability hereunder and Tenant shall look solely to the interests in the Property of Landlord's transferee for the performance of all of the obligations of Landlord hereunder.

                       Article 26 - Rules and Regulations

         Tenant shall abide by the rules and regulations which may be established from time to time by Landlord with respect to the Building and the Property. In the event that there shall be conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

                         Article 27 - Recording of Lease

         The parties hereto agree that this Lease shall not be recorded, but the Landlord and Tenant hereby agree upon request of either party to enter into a notice of lease in recordable form, setting forth the names of the parties, describing the Premises, specifying the Term, and such other provisions, except rental provisions, with respect to the Lease as will put on notice any third party of the existence of this Lease. In such event, Tenant shall provide Landlord with a release of notice of lease to be held by Landlord in escrow for recording by Landlord in the event this Lease is terminated or expires.

                           Article 28 - Miscellaneous

         Section 28.01. The words "Landlord" and "Tenant", as used herein shall include the plural as well as the singular. Words used in the masculine gender herein shall include feminine and neuter forms thereof.

         Section 28.02. The covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

         Section 28.03. The article headings in this Lease are for convenience only, and shall not limit or otherwise affect the meaning of any provisions hereof.

         Section 28.04. Time is of the essence in each and every provision of this Lease.

         Section 28.05. The invalidity or unenforceability of any provision of this Lease shall not affect any other provision hereof.

         Section 28.06. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

         Section 28.07. This Lease constitutes the entire agreement between the parties hereto and may not be modified in any manner other than by written agreement, executed by all of the parties hereto or their successors in interest. No prior understanding or representation of any kind made before the execution of this Lease shall be binding upon either party unless incorporated herein.

         Section 28.08. Submittal of a draft of this Lease does not constitute an offer to lease the Premises upon the terms set forth herein. Neither party shall be bound unless and until all necessary approvals are obtained and a mutually satisfactory lease agreement has been executed and delivered by both parties. Unless and until such agreement is fully executed and delivered by all of the parties, any of the parties shall have the absolute right to enter into discussions with other parties and, at any time and without notice, to terminate negotiations regarding the proposed transaction without obligation.

         Section 28.09. Whenever Tenant shall claim under any provision of this Lease that Landlord has unreasonably withheld or delayed its consent or approval to some request of Tenant which consent Landlord has specifically agreed herein not to unreasonably withhold or delay, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedy therefore shall be declaratory or injunctive relief, but in any event without the recovery of damages. Unless Landlord has specifically agreed herein not to unreasonably withhold or delay its consent in a given instance, all consents or approvals of Landlord required herein may be granted or refused in Landlord's discretion. Whenever Landlord agrees in this Lease that a required consent shall not be unreasonably withheld or delayed, it is agreed that Landlord may withhold or delay its consent if any master lessor or mortgagee shall have withheld or delayed any consent which may be required of it.

         Section 28.10. EXCEPT IN THE CASE OF GROSS NEGLIGENCE, WILLFUL MALFEASANCE OR WILLFUL MISFEASANCE, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF USE OR UTILIZATION OF FACILITIES, RESULTING FROM ITS PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, EVEN IF LANDLORD HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth above:

                                        LANDLORD:  Fleet Bank, N.A.



                                        By:  /s/ Terence J. Farrell
                                             ------------------------------
                                             Name:  Terence J. Farrell
                                             Title: Vice President

                                        TENANT: Premier Research Worldwide Ltd.


                                        By:  /s/ Fred M. Powell
                                             ------------------------------
                                             Name:  Fred M. Powell
                                             Title: Chief Financial Officer



In Boston, Massachusetts on the 14th day of May 1999, before me personally appeared Terence J. Farrell, the Vice President of Fleet Bank, N.A., to me known and known by me to be the person executing the foregoing instrument, and he acknowledged said instrument by him executed to be his free act and deed in said capacity and the free act and deed of Fleet Bank, N.A.


                                        /s/ Mary C. Mann
                                        ------------------------------
                                        Notary Public
                                        My commission expires:  5/1/03
                                                                ------


In _____________________________ on the ____________ day of __________________
1999, before me personally appeared the ___________________________, the
______________________________ of Premier Research Worldwide Ltd., to me known and known by me to be the person executing the foregoing instrument, and he acknowledged said instrument by him executed to be his free act and deed in said capacity and the free act and deed of Premier Research Worldwide Ltd..


                                        ___________________________________
                                        Notary Public
                                        My commission expires:


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


                              EXHIBIT A - Premises




















                                        i